Exhibit 10.11

RETENTION AGREEMENT
THIS RETENTION AGREEMENT (“Agreement”), dated as of July 9, 2018, (the “Effective Date”) by and between Lowe’s Companies, Inc., a North Carolina Corporation (together with its subsidiaries and affiliates, the “Company” or “Lowe’s”) and Mike P. McDermott (“Employee”, and together with the Company, the “Parties”),
W I T N E S S E T H :
WHEREAS, the Company desires to retain the employment of Employee during a transition period, and Employee desires to be employed by the Company under the terms and conditions set forth in this Agreement.
NOW, THEREFORE, as an inducement for and in consideration of Employee remaining in the Company’s employ through a Retention Period as detailed herein, the Parties agree as follows:
Section 1.    Employment At Will. Employee’s employment with the Company is “at will” and may be terminated by Employee or the Company at any time and for any reason, subject to the provisions of Sections 3 and 4 below.
Section 2.    Position and Duties.
(a)    Employee shall continue to serve as an executive of the Company, leading the Merchandizing organization from the Effective Date of this Agreement, until November 6, 2018 (the “Retention Period”). In such position, Employee shall have such authorities, responsibilities and duties customarily exercised by a person holding such position and shall continue to report to the Chief Executive Officer (the “CEO”). During the Retention Period, Employee will be directed by the CEO and will continue at his current rate of compensation and salary grade.
(b)    Employee shall devote Employee’s full business time, attention and best efforts to the business affairs of the Company and in support of the Company (except during vacations or illness) and will not engage in outside business activities, whether or not such activity is pursued for gain, profit or other pecuniary advantage unless written approval of such activity (and the amount thereof) is obtained from the Company’s CEO.
Section 3.    Retention Consideration
(a)    Should Employee remain actively and continuously employed by the Company from the effective date through the Retention Period, performing his duties to the reasonable expectations of the Company, Employee will be offered a severance payment which includes the following monetary terms:

i.	Severance in the gross amount of 18 months of salary at Employee’s last rate of pay (minus applicable withholdings), payable in 12 equal installments; and,

ii.	Eligibility for participation in the Company’s annual incentive award (“Bonus”) program on a pro rata basis, under the terms of the Bonus program.

To be eligible to receive the offer of severance, Employee will be required to execute and not revoke a Release of Claims provided by the Company. A copy of the Release of Claims in the form Employee will be required to execute and not revoke in order to be eligible for the severance offer and Bonus eligibility is attached hereto and incorporated herein as Exhibit A.

Section 4.    Retention Period. The Retention Period shall begin as of the Effective Date of this Agreement and shall continue for not more than one hundred twenty (120) days - through November 6, 2018. Employee’s employment with the Company shall not continue after the conclusion of the Retention Period except by written agreement signed by the CEO of the Company.

Section 5.    Termination of Employment.
(a)    If the Company terminates Employee’s employment without cause at any time prior to the conclusion of the Retention Period, Employee shall be entitled to continued salary and benefits through the conclusion of the Retention Period.
(b)    If the Company terminates Employee for “Cause” (as defined below) then from and after the effective date of such termination, the Company shall have no further obligation to pay any salary to Employee, to allow Employee to participate in any annual incentive or bonus program, or to offer Employee any severance payment as detailed above.
“Cause” shall mean: (A) Employee’s breach of Employee’s obligations under this Agreement; (B) Employee’s negligence in the performance or intentional non-performance of Employee’s material duties to the Company; (C) Employee’s breach of the Company’s policies or procedures which causes or is reasonably expected to cause material harm to the Company; (D) Employee’s commission of a felony or a crime of moral turpitude; (E) Employee’s commission of an act involving dishonesty, fraud, perjury or embezzlement involving the Company; (F) Employee’s violation of the laws or rules and regulations to which the business of the Company is subject; (G) Employee’s disparagement of Company leadership; (H) Employee’s breach of any other Agreement with the Company; or (I) Employee’s use of alcohol or drugs in violation of the Company’s written policies or procedures.
Section 6.    Miscellaneous.
(a)    Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Employee and an officer of the Company (other than Employee) duly authorized by the CEO to execute such amendment, waiver or discharge.
(b)    Successors and Assigns. Employee may not assign Employee’s rights or interests under this Agreement. This Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company.
(c)    ARBITRATION. EXCEPT FOR CLAIMS FOR INJUNCTIVE RELIEF, PREJUDGMENT OR EQUITABLE REMEDIES, WORKER’S COMPENSATION CLAIMS AND OTHER LEGAL CLAIMS NOT SUBJECT TO BINDING ARBITRATION, ANY AND ALL CLAIMS, DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING, BUT

NOT LIMITED TO EMPLOYEE’S CESSATION OF EMPLOYMENT WITH COMPANY) SHALL BE SETTLED EXCLUSIVELY BY FINAL AND BINDING ARBITRATION BEFORE A NEUTRAL SINGLE ARBITRATOR OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) PURSUANT TO AAA’S EMPLOYMENT ARBITRATION RULES. ANY ARBITRATION SHALL TAKE PLACE IN OR REASONABLY NEARBY IREDELL COUNTY, NORTH CAROLINA.
(d)    GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NORTH CAROLINA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NORTH CAROLINA WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. THE PARTIES AGREE THAT ANY COURT ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR EMPLOYEE’S EMPLOYMENT WILL BE HEARD BY A COURT OF COMPETENT JURISDICTION IN IREDELL COUNTY, NORTH CAROLINA.
(e)    Entire Agreement. This Agreement sets forth the entire agreement of the Parties in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written in respect of the subject matter contained herein.
(f)    Withholding Taxes. The Company shall be entitled to withhold from any payment(s) due to Employee hereunder any amounts required to be withheld by applicable tax laws or regulations.
(g)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
(h)    Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by overnight courier service, or mailed by registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt; provided, however, that (i) notices sent by personal delivery or overnight courier shall be deemed given when delivered; and (ii) notices sent by registered mail shall be deemed given three days after the date of deposit in the mail.
If to Employee, to such address as shall most currently appear on the records of the Company.
If to the Company, to:    Chief Legal Officer
Lowe’s Companies, Inc.
1000 Lowe’s Blvd.
Mooresville, NC 28117

*    *    *
BOTH PARTIES HAVE READ AND UNDERSTAND SECTION 6(c), WHICH DISCUSSES ARBITRATION. THE PARTIES UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE TO SUBMIT FUTURE CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, EMPLOYEE’S CESSATION OF EMPLOYMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION OF THIS AGREEMENT, TO BINDING ARBITRATION WHICH, EXCEPT AS PROVIDED IN SECTION 6(c), APPLIES TO THE RESOLUTION OF ALL DISPUTES BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER AND TERMS OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

LOWE’S COMPANIES, INC.			Mike P. McDermott

By:	/s/ Jennifer L. Weber		/s/ Mike P. McDermott
Name:	/s/ Jennifer L. Weber
Title:	EVP, Human Resources
Date:	July 18, 2018	Date:	July 18, 2018
		Witness:	/s/ Lynette Goodwin

Exhibit A

RELEASE AND SEPARATION AGREEMENT
THIS RELEASE AND SEPARATION AGREEMENT (“Agreement”) is made and entered into this the ___ day of _______ 2018, by and between LOWE’S COMPANIES, INC., a North Carolina corporation, its subsidiaries and affiliates (hereinafter referred to as “Lowe’s” or “the Company”), and Mike P. McDermott (“Employee”).
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree, covenant and stipulate as follows:
1.    Termination of Employment. Employee agrees that Employee’s employment with Lowe’s was terminated effective November 6, 2018 (“Termination Date”).
2.    Consideration: In consideration of the release of Lowe’s by Employee, Lowe’s agrees to pay Employee Severance Pay, minus applicable withholdings (the “Consideration”) in the gross amount of $1,087,500.00 to be paid in twelve (12) equal continuous installments of $90,625.00 on the tenth day of each month or on the next business day if the tenth day is a Saturday, Sunday, or federal holiday (“Payment Due Dates”). Each installment of the Consideration shall be paid in a lump sum minus applicable withholdings, so long as Employee does not revoke the release of ADEA claims as described in Paragraphs 4 and 7(e) of this Agreement.
Employee acknowledges that ninety percent (90%) of the payment identified as the Severance Pay is consideration specifically identified as the consideration for Employee’s release of claims under the Age Discrimination and Employment Act (“ADEA”) as provided in the Older Workers Benefit Protection Act (“OWBPA”). The release of these claims is described more fully in this agreement. Ten percent (10%) of the Severance Pay is specifically identified as the consideration for Employee’s release of non-ADEA claims and other obligations of the Employee detailed herein. Should Employee revoke the release of ADEA claims as described in Paragraphs 4 and 7(e) of this Agreement, Employee will receive twelve (12) equal continuous installments of $9,062.50 on the Payment Due Dates and forfeit all other payments and other benefits described herein.
(a)    Outplacement Assistance: As further consideration for Employee’s release, the Company will make outplacement services available to Employee through a provider chosen by the Company. Such services will not be offered prior to Employee’s execution of the Agreement and any applicable revocation period. The services provided by the vendor and the duration thereof will be at the Company’s discretion.
(b)    Annual Incentive Award Eligibility: As additional consideration for Employee’s release, the Company will allow Employee to remain eligible to participate in the 2018 Management Bonus Plan, on a pro rata basis. In the event that the performance criteria are met as determined by the Compensation Committee of the Board of Directors, Employee will receive payment at the time bonus payments are made to other participants in the Management Bonus Plan. Employee’s gross bonus payment will be determined based on the performance criteria previously communicated to Employee. Such gross payment will then be calculated on a percentage basis determined by the number of days Employee was employed by the Company during Lowe’s 2018 fiscal year, divided by 365. If Employee revokes Employee’s release of ADEA claims as provided for in Paragraph 4 of this Agreement, eligibility to participate in the Management Bonus Plan or any other annual incentive award program is forfeited.
(c)    Installment Payments. If Employee does not timely revoke the Agreement as specified in paragraphs 4 and 7(e), the Employee’s Individual Severance Amount shall be paid in installments as specified above. If Employee violates this Agreement, as determined by the Company in its reasonable discretion, Employee forfeits any remaining payments of the Employee’s Individual Severance Amount. The first installment of the Employee’s Individual Severance Amount shall be made on the first Payment Due Date occurring no less than 45 days after the Termination Date, provided that this Agreement has been fully executed and Employee has not revoked the Agreement as described in paragraph 7(e). Subsequent installment payments will be made on the subsequent Payment Due Dates as specified in the Individual Consideration Calculation.
3.    No Further Compensation. Employee agrees that the foregoing Consideration shall constitute the entire amount of monetary consideration to which Employee is entitled under this Agreement, that Employee has been paid all compensation owed to Employee during Employee’s employment, that Employee is not entitled to any further monetary consideration whatsoever from the Company, that Employee will assume payment of any attorney fees or costs that Employee has incurred in connection with negotiating this Agreement or otherwise related to Employee’s employment or separation from employment with Lowe’s, and that Employee will not seek any further compensation or consideration for any other claimed damages, costs, or attorney fees in connection with the matters encompassed by this Agreement, or any other events or circumstances that existed or occurred prior to Employee’s execution of this Agreement.
4.    Right to Revoke Agreement. Following Employee’s execution and delivery of this Agreement to Lowe’s, Employee shall have a 7-day period in which to revoke his release of claims under the Age Discrimination in Employment Act (“ADEA”), as provided in the Older Worker Benefit Protection Act (OWBPA). During this 7-day period, Employee shall exercise this right by delivering written notice of Employee’s revocation as specified in paragraph 7(e) below. Lowe’s shall not have the right to revoke this Agreement during the 7-day period. In the event that Employee revokes his release of ADEA claims, the remaining terms of this Agreement will remain effective and binding. Following revocation, Employee will be paid 10% of the Severance Amount, in 12 monthly payments.
5.    Confidentiality. Employee acknowledges that, during Employee’s employment with Lowe’s, Employee learned information that is confidential to Lowe’s (“Confidential Information”). Such Confidential Information includes, but is not limited to: trade secrets; plans for opening, closing, expanding, or relocating stores; distribution, replenishment, logistics and information technology strategies and information; purchasing and product information; advertising and promotional programs and plans; financial or statistical data; sales and account information; customer information; sales and marketing plans and strategies; pricing strategies and reports; product cost information; personnel information; and any other information of a similar nature that is not known or made available to the public or to Lowe’s competitors, which, if misused or disclosed, could adversely affect the business of Lowe’s.
Employee agrees not to disclose any Confidential Information to any person (including any Lowe’s employee who does not need to know such Confidential Information), agency, institution, company or other entity (other than any governmental agency or entity relating to any possible violation of any law or regulation) without first obtaining the written consent of Lowe’s. Employee acknowledges and agrees that the duties and obligations under this paragraph 5 will continue for as long as such Confidential Information remains confidential to Lowe’s. Employee further acknowledges and agrees that any breach of this paragraph 5 would be a material breach of this Agreement.
6.    General Release. Employee covenants and agrees that Employee hereby irrevocably and unconditionally releases, acquits and forever discharges Lowe’s, as well as each of Lowe’s officers, directors, employees, parents, subsidiaries, or related entities and agents (Lowe’s and Lowe’s officers, directors, employees, subsidiaries and agents being collectively referred to herein as the “Releasees”), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, demands, costs, losses, debts, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, in law or equity, arising out of Employee’s employment with Lowe’s or the termination of Employee’s employment with Lowe’s (other than any claim arising out of the breach by Lowe’s of the terms of this Agreement), including, without limitation, all claims asserted or that could be asserted by Employee against Lowe’s in any litigation arising in federal, state, or municipal court asserting any claim arising from any alleged violation by the Releasees of any federal, state, or local statutes, ordinances, or common law, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans with Disabilities Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Rehabilitation Act of 1973, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Civil Rights Act of 1866, the Dodd-Frank Act, the Sarbanes-Oxley Act, and any other employment discrimination laws, as well as any other claims based on constitutional, statutory, common law, or regulatory grounds, as well as any claims based on theories of retaliation, wrongful or constructive discharge, breach of contract or implied covenant, fraud, misrepresentation, intentional and/or negligent infliction of emotional distress, or defamation (“Claim” or “Claims”), which Employee now has, owns, or holds, or claims to have, own, or hold, or which Employee had, owned, or held, or claimed to have, own or hold at any time before execution of this Agreement, against any or all of the Releasees. Notwithstanding the foregoing, however, Employee specifically does not release any right to or claim for payment of any and all vested and nonforfeitable benefits, payments, or stock rights, including all rights, if any, under the Lowe’s 401(k) Plan, Lowe’s Companies Benefit Restoration Plan, Lowe’s Companies Cash Deferral Plan, Lowe’s Companies Employee Stock Ownership Plan or Lowe’s Companies Employee Stock Purchase Plan - Stock Options for Everyone, and, further, no release is given with respect to any claim upon which a whistleblower award may be based.
7.    Release Of Claims Under The Age Discrimination In Employment Act. EMPLOYEE SPECIFICALLY WAIVES ALL OF EMPLOYEE’S RIGHTS AND CLAIMS ARISING UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. §§ 621, et seq.), AS AMENDED, AND THE OLDER WORKERS BENEFIT PROTECTION ACT, AS AMENDED. In connection with this waiver, Employee acknowledges and agrees to the following:
(a)    Employee is not waiving any rights or claims under the Age Discrimination in Employment Act of 1967, as amended, that may arise after this Agreement is executed, or any rights or claims to test the knowing and voluntary nature of this Agreement under the Older Workers Benefit Protection Act, as amended.
(b)    Employee acknowledges that Employee has expressly waived ADEA rights or Claims pursuant to this Agreement in exchange for consideration, the value of which exceeds payment or remuneration to which Employee already was entitled.
(c)    Employee acknowledges that Employee has been advised by Lowe’s to consult with an attorney of Employee’s choosing concerning this release prior to executing it, and Employee has had ample opportunity to do so.
(d)    Employee understands that Employee is being provided with a period of 21 days to consider the terms of this release. In the event Employee decides to execute this Agreement in fewer than 21 days (but nevertheless on or after the Termination Date), Employee has done so with the express understanding that Employee has been given and declined the opportunity to consider this release for 21 days. Employee acknowledges that Employee’s decision to sign the Agreement in fewer than 21 days was not induced by the Company through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the 21-day time period.

(e)    Employee further understands that Employee may revoke his release of claims under the ADEA at any time during the 7 days following the date of execution of this Agreement. Notice shall be provided to the Chief Legal Officer of Lowe’s Companies, Inc. by facsimile and certified mail, return receipt requested, to Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, NC 28117, facsimile number 704.757.0661. Employee has read carefully and fully understands all of the provisions and effects of this Agreement, and Employee knowingly and voluntarily chooses to enter into all of the terms set forth in this Agreement.
(f)    Employee knowingly and voluntarily intends to be legally bound by all of the terms set forth in this Agreement.
(g)    Employee has relied solely and completely upon Employee’s own judgment and the advice of Employee’s counsel in entering into this Agreement.
(h)    Employee is, through this Agreement, releasing the Company from any and all Claims Employee may have against the Company relating to Employee’s employment and the termination thereof, including claims arising under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act. Employee’s initials below, following this Paragraph of the Agreement, evidence Employee’s understanding and voluntary waiver of all Claims against the Company, including, but not limited to, those pursuant to the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.
Initials:_________
8.    Covenant Not to Sue.
(a)    Employee shall not file or be a class representative in any claim, lawsuit or complaint against any Releasee based on the claims released in this agreement. Further, Employee shall not authorize or assist any other party to institute a claim, lawsuit, or complaint against any Releasee.
(b)    This Agreement does not interfere with Employee’s right to file a charge with or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or the Securities and Exchange Commission (“SEC”) or to file a complaint under the Older Workers’ Benefit Protection Act, 29 U.S.C. § 626(f), challenging the validity of this Agreement.
(c)    Employee represents and warrants that Employee has not initiated or filed any action, complaint, or claim against the Releasees with any federal, state or local court.
(d)    The consideration provided to Employee under this agreement is the sole relief Employee is entitled to for the claims released and waived in this agreement. Thus, Employee will not be entitled to recover, and must waive all monetary benefits or recovery, against the Releasees in connection with an EEOC, state, or local agency charge or a representative or class action lawsuit regardless of who brings the charge or lawsuit, except that Employee does not waive any right Employee may have to an award paid by the SEC.
(e)    Employee further agrees that if at any time hereafter Employee shall file or join in any suit or assert any claim against the Releasees relating to any matter released-for any purpose other than those listed in 8(b) above-then a) Employee agrees that Employee will not attack and shall be estopped from attacking the legal validity or sufficiency of this agreement; and b) Employee shall reimburse Lowe’s for its reasonable attorneys’ fees and costs incurred in connection with the defense of such suit or claim. If such an action, complaint, claim, or charge has been initiated or filed by Employee or on Employee’s behalf, Employee will use Employee’s best efforts to cause it immediately to be withdrawn and dismissed with prejudice.
Initials:_________
9.    No Assignment Of Rights Under Agreement; Indemnification. Employee represents and warrants that no portion of any of the matters released by this Agreement and no portion of the Consideration or any recovery or settlement to which Employee might be entitled has been assigned or transferred to any other person, firm, or corporation not a party to this Agreement in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand, or suit should be made or instituted against the Releasees, or any of them, because of any such purported assignment, subrogation, or transfer, Employee agrees to indemnify and hold harmless the Releasees, and each of them, against such claim, action, demand, or suit, including damages, expenses of investigation, attorney fees, and costs.
10.    No Improper Actions or Omissions. Employee represents and warrants that Employee has no knowledge of any improper or illegal actions, misstatements or omissions by the Company, is not aware of any facts or evidence that could give rise to such a claim, nor does Employee know of any basis on which any third party or governmental entity could assert such a claim. The previous sentence expressly includes, but is not limited to, any and all conduct that potentially could give rise to claims or liability under the Securities Exchange Act of 1934 (“Exchange Act”), Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act. Employee further represents and warrants that Employee has fulfilled Employee’s duties to the Company to the best of Employee’s abilities and in a reasonable and prudent manner, and that Employee has not knowingly engaged, directly or indirectly, in any actions or omissions that could be perceived as improper or unlawful, nor has Employee failed to report any such actions or omissions to the Company.
Employee affirms that Employee has no information concerning any conduct involving the Company that Employee has any reason to believe may be unlawful or that involves any false claims to the United States. Employee promises to cooperate fully in any investigation the Company undertakes into matters that occurred during Employee’s employment with the Company. Employee understands that nothing in this Agreement prevents Employee from cooperating with any government investigation, making a truthful statement or complaint to law enforcement or a government agency, testifying under oath to law enforcement or a government agency, or from complying with a properly-served and lawfully issued subpoena or similar order issued by a government agency or court of competent jurisdiction. In addition, to the fullest extent permitted by law, Employee hereby irrevocably assigns to the U.S. government any right Employee might have to any proceeds or awards in connection with any false claims proceedings against the Company or any affiliated entity arising under the False Claims Act, any state false claims statute, or any other federal, state or municipal law, statute or regulation providing for recovery to whistleblowers, except that Employee does not assign any award paid by the SEC to which Employee may be entitled.
11.    Payment by Lowe’s. Employee acknowledges that, from the gross amount of the Consideration, Lowe’s shall withhold all amounts required by appropriate taxing authorities, and that Lowe’s shall issue the appropriate W-2 form or other appropriate tax forms to Employee. The Company will make payment of the Consideration via Direct Deposit to the Employee’s account as previously designated by Employee.
Employee expressly acknowledges that the Company has made no representations to Employee regarding the tax consequences of the Consideration received pursuant to this Agreement, and that the amount likely will be considered to be taxable income and subject to disclosure to the appropriate taxing authorities. Employee agrees that Employee is solely and entirely responsible for the payment and discharge of all federal, state, and local taxes, if any, that are required by law to be paid with respect to the Consideration. Employee agrees that in the event it should be subsequently determined that withholding or payment of taxes on any amounts received by Employee under this Agreement, or any part thereof, should have been made, Employee personally shall be solely responsible for all such taxes, as well as for any related penalties or interest that may be due and, in addition, does hereby agree to indemnify, defend, and hold harmless the Company from or against any payment, interest, or penalty incurred by the Company in connection with any claim, including any claim made under the federal or state tax laws, concerning the Consideration.
12.    Consultation with Attorney. Employee acknowledges and agrees that Employee has been afforded sufficient time to carefully consider the terms of this Agreement and to undertake consultation with an attorney prior to entering into this Agreement.
13.    Injunctive Relief. Lowe’s and Employee agree that the provisions herein are important to and of material consideration to Lowe’s and that Lowe’s considers that monetary damages alone are an inadequate remedy to Lowe’s for any breach of the provisions thereof. Employee further stipulates that, upon any material breach by Employee of the provisions herein Lowe’s shall be entitled to injunctive relief against Employee from a court having personal jurisdiction of Employee. This section shall not be deemed to limit the legal and equitable remedies available to Lowe’s or to limit the nature and extent of any claim by Lowe’s for damages caused by Employee for breach of this Agreement.
14.    Non-Compete    Lowe’s and its affiliated entities comprise an international, omni-channel provider of goods and services for building, expanding, enhancing, customizing, maintaining, innovating, connecting, and outfitting its customers’ living spaces (“Home Environment Business”). Lowe’s Home Environment Business requires a complex sourcing and supply network, multi-channel distribution and delivery systems, innovative information technology resources, and a robust infrastructure support organization. Employee recognizes and acknowledges that Lowe’s operates over 1,800 retail locations in all 50 states and the District of Columbia, and has significant internet-based sales to customers spread across the United States. Furthermore, Employee acknowledges that the Company has a legitimate and reasonable business interest in maintaining its competitive position in a dynamic industry and that restricting employee for a reasonable period from performing work for, or providing services to an enterprise which engages in business activities which are in competition with Lowe’s would likely cause damage to Lowe’s business. Employee further acknowledges that, in Employee’s position with Lowe’s, Employee was provided access to or helped develop business information proprietary to Lowe’s and that Employee would inevitably disclose or otherwise utilize such information if Employee were to work for, or provide services to a Competing Enterprise as defined below during the non-competition period.
(a)    Non-Competition Period: Employee agrees that for a period of twenty-four (24) months following the termination date (the “Non-Competition Period”), Employee will not directly or indirectly provide or perform services similar to those that Employee provided or performed for the Company for a Competing Enterprise, as defined below, whether as an employee, consultant, agent, contractor, officer, director or any other capacity.

(b)    Competing Enterprise: Employee acknowledges and agrees that a “Competing Enterprise” is defined as any business: (i) with total annual sales of at least five hundred million dollars ($500 million USD) with retail locations or distribution facilities in any US State or territory; and (ii) that provides goods and/or services to customers in the United States, through retail or electronic means (internet, mobile application, etc.), that are the same as, substantially similar to, or otherwise in competition with Lowe’s products or services. The term “Competing Business” shall specifically include, but not be limited to, the following entities: The Home Depot, Inc.; Walmart, Inc.; Target Corp.; Sears Holdings, Inc.; Menard, Inc.; Amazon.com, Inc.; Best Buy, Inc.; Ace Hardware Corp.; Tractor Supply Co.; Lumber Liquidators Holdings, Inc.; Wayfair, LLC; Jet.com, Inc.; and, True Value Company.

(c)    Access to Proprietary Information: Employee acknowledges that in Employee’s position with Lowe’s, Employee was exposed to, and played a crucial role in, the development and implementation of the Company’s strategic business operations, financial performance, marketing strategy, and/or plans for existing and future products and services, and that the Company’s business success and competitive position in the industry are dependent on its exclusive possession of secret, proprietary or confidential information, knowledge or data, and its relationships with customers and suppliers. As such, Employee agrees that the restrictions in this Agreement are reasonable as to the time, territory, and line of business, and are reasonably necessary to protect the Company’s legitimate business interests, protect customer goodwill, and prevent severe and irreparable harm to the Company.

(d)    Enforcement: Employee agrees that in the event of a breach or threatened breach of this Non-Compete section, Employee hereby consents and agrees that Lowe’s shall be entitled to, in addition to other available remedies, equitable relief (by injunction, restraining order, or other similar remedy) against such breach or threatened breach from a court of competent jurisdiction without the necessity of showing actual damages and without the necessity of posting a bond or other security. In the event of a breach of the Non-Compete provision, and in addition to any other legal or equitable relief that Lowe’s may be entitled to, Employee agrees that Lowe’s will be entitled to monetary damages equal to the Consideration referenced in paragraph 2. Employee agrees that in the event a court of competent jurisdiction determines the Non-competition Period or activities prohibited herein are more restrictive than necessary to protect Lowe’s legitimate business interests, such court may reduce the scope of the restriction, or sever and remove the unenforceable provision, to the extent necessary to make the restriction enforceable.

15.    No Future Employment with Lowe’s. By this Agreement, the parties seek an unequivocal, complete and final dissolution of their relationship, and in furtherance of this objective, Employee agrees that Employee will not now or at any time in the future seek reinstatement or reemployment with Lowe’s, as a contractor or vendor for Lowe’s, or on the premises of Lowe’s. Employee acknowledges that should Employee apply for employment or otherwise become employed by Lowe’s the fact of this Agreement shall serve as the sole, legitimate, non-discriminatory and non-retaliatory reason for the termination of such employment. Employee further acknowledges that should Employee become employed by Lowe’s, this Agreement requires that Employee notify Lowe’s of such employment immediately.
16.    Non-Interference/No Solicitation. Employee agrees that for a period of 2 years following the Termination Date, Employee will not interfere directly or indirectly with any of Lowe’s relationships with its existing or potential employees, suppliers, customers, or developers. The Company agrees that it will not intentionally impair Employee’s present or future employment relationships.
17.    Further Continuing Duties. Employee shall fully cooperate with the Company in its defense or prosecution of litigation, administrative charges or hearings and related matters with respect to issues arising during Employee’s tenure with the Company, as may be required by the Company in connection with any formal or informal state and/or federal administrative, governmental or judicial matter or investigation by or of the Company. Employee agrees that the consideration paid under this agreement shall compensate Employee for Employee’s time spent in connection with these matters, and Employee shall be entitled only to reasonable costs (for meals, travel, lodging, etc.) incurred in connection therewith.

18.    Non-Disparagement. Employee agrees to refrain from making negative, derogatory, and/or defamatory statements, whether verbal or written, about the Releasees, and from being a party to any such statements. This includes criticism of the Company or its management philosophies, direction, or values. This paragraph 18 does not restrict or qualify the Employee’s ability to provide information to or cooperate with the SEC regarding actual or potential claims against Releasees.
19.    No Encouragement of Claims Against The Company. Except as may be required by court order or subpoena, Employee represents and warrants that Employee will not volunteer testimony or cooperation to any other individual or entity with respect to actual or potential claims against the Releasees, and Employee will not, directly or indirectly, encourage any individual or entity to assert any claim against the Releasees. Employee agrees that Employee will notify counsel for Lowe’s in writing within 5 calendar days of being contacted by any individual or entity seeking Employee’s cooperation in this regard. This provision is not meant to preclude Employee from testifying truthfully pursuant to a proper subpoena issued by a court of competent jurisdiction, nor is it intended to preclude Employee from cooperating with federal, state, or local agencies that are investigating any claims of discrimination, harassment, or other unlawful conduct. Furthermore, this provision does not restrict or qualify the Employee’s ability to provide information to or cooperate with the SEC regarding actual or potential claims against Releasees, nor does this provision obligate Employee to notify Lowe’s in the event the SEC contacts Employee seeking Employee’s cooperation.
20.    Return of Company Property, Company Computers, Network and Data. Employee represents and warrants that Employee has returned or will return within 7 days of Employee’s execution of this Agreement, any and all property, information, data or documents belonging to the Company, including any copies or summaries currently in Employee’s possession, custody, or control, regardless of location. Employee acknowledges that Employee has not transferred or otherwise released custody or control of any property, data or documents belonging to the Company except as expressly authorized. Property shall also include, but not be limited to, cell phones, laptop computers, credit cards, passcards, keys, and any other items that belong to the Company.
Employee represents and warrants that Employee has complied with Lowe’s IT policies at all times during Employee’s employment. Employee agrees that Employee has not and will not: access any Company computer system, equipment, data, website, application or program (collectively, “Computer Service”) without authorization; access or use a computer system to obtain or cause the disruption or degradation of any Company Computer Service; deny or cause the denial of any Company Computer Service to an authorized user; tamper with, take, alter, or damage any Company Computer Service. Employee acknowledges that accessing, tampering with or disrupting Company’s Computer Services may constitute criminal activity under Federal and State law, including the Computer Fraud and Abuse Act and the Stored Communications Act.
21.    Default and Notice. In the event Lowe’s fails to make any payment due under the provisions of this Agreement, Employee shall give written notice of such failure to Lowe’s, and Lowe’s shall have a period of 20 business days from receipt of such notice in which to cure such default. For purposes of this Agreement, unless otherwise specified in this Agreement, all notices to Lowe’s shall be in writing and either hand delivered or sent by Certified Mail, Return Receipt Requested to Lowe’s Chief Legal Officer, a position held currently by Ross W. McCanless, at the following address:
Chief Legal Officer
Lowe’s Companies, Inc.
1000 Lowe’s Boulevard
Mooresville, NC 28117
22.    Compliance with Section 409A.

(a)    For purposes of any payments to be made or benefits to be provided under this Agreement upon termination of employment to which Section 409A of the Internal Revenue Code (“Section 409A”) applies, the Termination Date shall have the same meaning as “separation from service” under Section 409A (and any regulations thereunder).
(b)    In the event Employee is a “specified employee” within the meaning of Section 409A (as determined by the Company or its delegate), any payments hereunder subject to Section 409A that are payable upon the Employee’s termination of employment shall not be paid or provided until the expiration of the 6-month period following the Termination Date. Any payments that are delayed by virtue of this subparagraph shall (i) be paid in one payment at the conclusion of the 6-month delay period and (ii) include interest on such amounts (calculated using a reasonable rate of interest determined by the Company) for the period that payment was delayed.
(c)    Any required reimbursements to which Section 409A applies shall be paid to the Employee no later than the last day of the calendar year following the year in which the underlying expense was incurred by Employee and the amount of expenses eligible for reimbursement or in-kind benefits provided during any year may (to the extent required under Section 409A or any regulations thereunder) not affect the expenses so eligible in any other year.
(d)    For any amount that is to be paid in two or more installments, each installment shall, to the extent Section 409A is applicable, be treated as a separate payment.
(e)    To the extent applicable, this Agreement is intended to comply with the distribution and other requirements under Section 409A of the Internal Revenue Code. For any payments or reimbursements to be made (or in-kind benefits to be provided) under this Agreement that are subject to Section 409A, the Agreement shall, to the maximum extent possible, be interpreted and applied consistent with Section 409A (and any regulations thereunder).
23.    Waiver of Breach. Any waiver by either party of a breach of this Agreement will not constitute a waiver of any further breach, whether of a similar or dissimilar nature.
24.    Electronic Records. You agree that Lowe’s, in its sole discretion, may convert this Agreement into an electronic record and that in the event of any dispute involving this Agreement, a copy of such electronic record may serve as the exclusive original. The parties consent to and recognize the validity, enforceability and admissibility of any electronic record or any electronic signature created in connection with this Agreement or the relationship contemplated by it. An electronic record of this Agreement and any electronic signature made in connection with this Agreement shall be deemed to have been signed by hand by the parties.
25.    Whole Agreement, Amendment and Severability. This Agreement, Employee’s Individualized Consideration Calculation, and any addendum referenced herein, contain the whole and entire understanding and agreement between the parties hereto. There are no other understandings, promises, covenants, or agreements between the parties regarding the subject matter of this Agreement, except as specifically set forth herein. This Agreement may not be amended, modified, or altered in any fashion except in writing executed by the parties hereto with the same formality as with which this Agreement is executed. Employee understands and agrees that each clause of this Agreement is a separate and independent clause, and that, if any clause should be found unenforceable, such clause should be and is hereby severed from this Agreement and will not affect the enforceability of any of the other clauses herein.

26.    Governing Law; Venue. The interpretation and enforcement of this Agreement shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to any principles of conflicts of laws.
Each of the parties to this Agreement consents to submit to the personal jurisdiction and venue of the North Carolina Superior Court in Iredell County, North Carolina, in any action or proceeding arising out of or relating to this Agreement and specifically waives any right to attempt to deny or defeat personal jurisdiction of the North Carolina Superior Court by motion or request for leave from any such court. Each of the parties further waives any right to seek change of venue due to inconvenient forum or other similar justification and will pay to the other parties the costs associated with responding to or otherwise opposing any motion or request for such relief.
Signature Page Follows

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

LOWE’S COMPANIES, INC.		Mike P. McDermott

By:
Name:
Title:
Date:	Date:
Witness:

Individual Consideration Calculation
Employee Name: Mike P. McDermott
Individual Severance Pay Amount: $1,087,500.00 to be paid in twelve (12) equal continuous installments of $90,625.00 on the tenth day of each month or on the next business day if the tenth day is a Saturday, Sunday, or federal holiday (“Payment Due Dates”).